UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2008
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard L. Roll entered into a Severance Agreement (the "Severance Agreement") with Peerless Systems Corporation (the "Company"), pursuant to which he resigned as Chief Executive Officer, President and Director of the Company effective October 1, 2008. Pursuant to the Severance Agreement, the Company agreed to (i) pay Mr. Roll $250,000, (ii) purchase from Mr. Roll 200,000 shares of the Company’s common stock and (iii) pay six months of COBRA premiums for Mr. Roll’s existing health care coverage subject to certain conditions.

Concurrent with Mr. Roll’s resignation, the Company appointed William Neil as its Acting Chief Executive Officer and Edward Gaughan as its Acting President. Mr. Neil is also the Company’s Chief Financial Officer and Mr. Gaughan has been the Company’s Vice President of Sales and Marketing.

There is no arrangement or understanding between Mr. Neil or Mr. Gaughan and any executive officer or director of the Company. There are no family relationships among Mr. Neil, Mr. Gaughan and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Neil or Mr. Gaughan which would be reportable pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1*	Severance Agreement

*	Management contracts or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: October 14, 2008	By:	/s/ William Neil
Name: William Neil
Title: Acting Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Severance Agreement

*	Management contracts or compensatory plan or arrangement.